EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christopher M. Gleeson and Nicholas Malden, and each of them individually, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following Pursuant to the Securities Exchange Act of 1934, the following persons in the capacities and on the date indicated have signed this report below.

Signature	Title	Date

/s/ CHRISTOPHER M. GLEESON Christopher M. Gleeson	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2003

/s/ NICHOLAS MALDEN Nicholas Malden	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 14, 2003

/s/ REX J. BATES Rex J. Bates	Director	March 14, 2003

/s/ EDWARD M. GILES Edward M. Giles	Director	March 14, 2003

/s/ THOMAS M. GROGAN Thomas M. Grogan	Director	March 14, 2003

/s/ MARK C. MILLER Mark C. Miller	Director	March 14, 2003

/s/ JOHN PATIENCE John Patience	Director	March 14, 2003

/s/ JACK W. SCHULER Jack W. Schuler	Director	March 14, 2003

/s/ JAMES R. WEERSING James R. Weersing	Director	March 14, 2003